EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Palm, Inc. on Form S-8 of our report dated June 21, 2002, appearing in the Annual Report on Form 10-K/A of Palm Inc. for the year ended May 31, 2002.

/s/ DELOITTE & TOUCHE LLP
San Jose, California October 7, 2002